As filed with the Securities and Exchange Commission on November 25, 2005

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Triple Crown Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3012824

(State of incorporation or organization)	(IRS Employer Identification No.)
546 East Main Street
Lexington, Kentucky 40508

(Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-128270
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share

Title of Class

Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the securities of Triple Crown Media, Inc. (“TCM”) to be registered hereunder, reference is made to the information set forth under the caption “Description of TCM Capital Stock” in the Proxy Statement/Prospectus/Information Statement that constitutes a part of TCM’s Registration Statement on Form S-1/Form S-4 (File No. 333-128270) (the “Form S-4”) originally filed with the Securities and Exchange Commission on September 13, 2005, as subsequently amended, which information is hereby incorporated herein by reference.
Item 2. Exhibits.
     The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation
3.2*	By-laws
4.1+	Specimen Common Stock certificate

*	Incorporated herein by reference to the identically numbered exhibit in the Form S-4.

+	Filed herewith.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 25, 2005	TRIPLE CROWN MEDIA, INC. (Registrant)
	By:	/s/ Robert S. Prather, Jr.
		Name:	Robert S. Prather, Jr.
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation
3.2*	By-laws
4.1+	Specimen Common Stock certificate

*	Incorporated herein by reference to the identically numbered exhibit in the Form S-4.

+	Filed herewith.